UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2009

LIGAND PHARMACEUTICALS INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-33093	77-0160744
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10275 Science Center Drive, San Diego, California, 92121-1117

(Address of principal executive offices) (Zip Code)

(858) 550-7500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Merger Agreement

On October 26, 2009, Ligand Pharmaceuticals Incorporated (“Ligand”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), with Metabasis Therapeutics, Inc., a Delaware corporation (“Metabasis”) and Moonstone Acquisition, Inc., a direct wholly-owned subsidiary of Ligand (“Merger Sub”). Under the Merger Agreement, Ligand will acquire Metabasis pursuant to a reverse triangular merger, whereby Merger Sub will merge with and into Metabasis, with Metabasis as the surviving corporation (the “Merger”).

Under the terms of the Merger Agreement, Ligand will issue to Metabasis stockholders cash equal to $3.2 million minus Metabasis’ net cash liabilities at the time of Closing, and further less $150,000 to be deposited to provide the initial funding for Metabasis’ stockholders’ representative.

Metabasis’ stockholders will also receive, in the Merger, contingent value rights (“CVRs”) as described below.

Ligand and Metabasis each made representations, warranties and covenants in the Merger Agreement that are similar to those made by parties in similar business combinations. The representations and warranties contained in the Merger Agreement are made for the purposes of allocation of risk between the parties and as conditions to closing, may be subject to exceptions in a disclosure letter provided before the signing of the Merger Agreement, are not necessarily accurate or complete as made and should not be relied upon by any stockholders or potential investors.

The Merger is subject to customary closing conditions, including obtaining the approval of Metabasis’ stockholders, the absence of any development or event since the date of the Merger Agreement that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on either (in the case of Ligand’s obligation to close) Metabasis or (in the case of Metabasis’ obligation to close) Ligand; the effectiveness of a registration statement relating to the CVRs to be issued in the Merger; and holders of no more than 1,750,000 shares of Metabasis common stock being eligible to assert dissenters’ rights. Metabasis has agreed, unless the Merger Agreement is terminated earlier, to cause a stockholders meeting to be held, for the purpose of considering approval of the Merger and the Merger Agreement. If the Merger Agreement is terminated under certain circumstances specified in the Merger Agreement, Metabasis will be required to pay a termination fee of $400,000 or, in certain circumstances, $250,000.

Ligand expects to incur substantial additional costs in connection with the Merger, including advisors’ fees and other transaction-related expenses.

The Boards of Directors of Ligand and Metabasis have unanimously approved the Merger and the Merger Agreement.

Contingent Value Rights Agreements

At the closing of the Merger, Ligand, Metabasis, the Metabasis stockholders’ representative and a rights agent will enter into four Contingent Value Rights Agreements (the “CVR Agreements”), the forms of which are attached to the Merger Agreement and are filed as Exhibits to this Current Report on Form 8-K. The CVR Agreements will set forth the rights that former Metabasis stockholders will have with respect to each CVR to be held by them after the closing of the Merger. Each Metabasis stockholder will receive one CVR under each of the four CVR Agreements for each share of Metabasis stock held. The CVRs will be transferable by the former Metabasis stockholders and will be registered for issuance on a Form S-4 to be filed by Ligand with the SEC. A Stockholders’ Representative (David F. Hale) is being appointed to serve as the representative of the CVR holders’/former stockholders’ interests under the four CVR Agreements (and, after the Closing, under the Agreement and Plan of Merger); to the extent permitted by law, the Stockholders’ Representative’s representation shall be exclusive.

Distribution of payments, if any, on the CVRs would be made on each January 1 and July 1.

All payments under the CVRs shall be reduced by up to 1% to augment the stockholders’ representative’s fund; and, to the extent certain contingent obligations of Metabasis become payable, they will be satisfied from the first payments that would otherwise next have been made to CVR holders.

Roche CVR

Each Metabasis stockholder shall be issued one Roche CVR entitling him, her or it to receive a pro rata portion of 65% of any milestone payments or 68% of any royalties paid by Roche under Metabasis’ partnered drug development program with Roche in hepatitis C, or 65% of the net proceeds of any sale of those program rights.

TR Beta CVR

The TR Beta CVR Agreement provides for the payment of a pro rata portion of a percentage of the net proceeds of any license or sale of Metabasis’ Thyroid Receptor Beta program in hyperlipidemia: 50% of such net proceeds if the licensing/sale transaction occurs by the sixth anniversary of the Merger; 40% if in the seventh year after the Merger; 30% if in the eighth year after the Merger; or 20% if in the ninth or tenth year after the Merger.

Glucagon CVR

The Glucagon CVR Agreement provides for the payment of a pro rata portion of a percentage of the net proceeds of any license or sale of Metabasis’ glucagon receptor antagonist program in diabetes: 50% of such net proceeds if the licensing/sale transaction occurs by the sixth anniversary of the Merger; 40% if in the seventh year after the Merger; 30% if in the eighth year after the Merger; or 20% if in the ninth or tenth year after the Merger.

General CVR

The General CVR Agreement provides for the payment of cash equal to the shortfall, if any, from defined spending thresholds of Ligand’s funding of further research and development of drug development programs acquired from Metabasis. The basic threshold is $8 million of funding within the first 42 months after the Merger. A secondary threshold (which shall be waived in certain circumstances) is $7 million of funding within the first 30 months after the Merger.

The General CVR Agreement also provides for the payment of a pro rata portion of a percentage of the net proceeds of any license or sale of Metabasis’ MB07133 program for the treatment of hepatocellular carcinoma: 90% of such net proceeds if the licensing/sale transaction occurs before the Merger or by the sixth-month anniversary of the Merger; 30% if thereafter but before the second anniversary of the Merger; or 10% if thereafter.

The General CVR Agreement also provides for the payment of a pro rata portion of a percentage of the net proceeds of any license or sale of Metabasis’ other drug development programs (including glucokinase, DGAT-1, PFBase inhibitor and pradefovir) and certain platform technologies (HepDirect): 25% of such net proceeds if Ligand has spent at least $700,000 in the particular program before the licensing/sale transaction occurs and 50% of such net proceeds if Ligand has not.

The General CVR Agreement also provides for the payment of a pro rata portion of 50% of the net proceeds of any license or sale of the QM/MM technology.

The General CVR Agreement also provides for the payment of a pro rata portion of 60% of the net proceeds of any disposition of Metabasis’ common stock interest in privately-held PeriCor Therapeutics, Inc., and 60% of any royalties received in respect of PeriCor.

The General CVR Agreement also provides for the payment of any cash received after the Merger upon the exercise of Metabasis warrants which are outstanding as of the Merger.

Stockholder Voting Agreements

As an inducement to Ligand and as a condition to Ligand’s entering into the Merger Agreement, each of MPM BioVentures II-QP, L.P., InterWest Partners VII, L.P. and all of Metabasis’ directors and officers in their capacities as stockholders, and certain affiliates and related parties of such persons (together, the “Stockholder Parties”), entered into Voting Agreements with Ligand (the “Voting Agreements”), whereby the Stockholder Parties agreed to vote all of the shares of Metabasis Common Stock beneficially owned by them in favor of adoption of the Merger Agreement and approval of the Merger and against any Acquisition Proposal or Superior Proposal (each as defined in the Merger Agreement). The Stockholder Parties also granted Ligand an irrevocable proxy to vote such shares in accordance with the preceding sentence. The Voting Agreements limit the ability of the Stockholder Parties to sell or otherwise transfer the shares of Metabasis Common Stock beneficially owned by them. As of October 26, 2009, the Stockholder Parties beneficially owned an aggregate of approximately 29% of the outstanding shares of Metabasis Common Stock. The Voting Agreements will terminate upon amendment, modification, change or waiver, which waiver is made at the request of, or with the consent of, Ligand that is not consented to by a Stockholder Party, to the terms of the Merger Agreement or one or more of the CVR Agreements which results in (a) any change (adverse to the Stockholder Party) in the economic terms of the Merger Agreement, (b) any change (adverse to the Stockholder Party) to the economic terms of the CVRs as currently written, or (c) any change in the form of consideration payable pursuant to the Merger Agreement or the CVR Agreements as currently written.

Neurogen Corporation

The information in this Current Report on Form 8-K should also be taken into account by all persons considering Ligand’s pending merger transaction involving Neurogen Corporation.

Additional Information and Where to Find It

Ligand intends to file with the SEC a Registration Statement on Form S-4, which will include a proxy statement of Metabasis and other materials relevant to the proposed Merger and related transactions. The Registration Statement and related Metabasis proxy statement (when they become available), and any other documents filed by Ligand or Metabasis with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Ligand by going to Ligand’s Investor Relations website page at www.ligand.com.

Ligand and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Metabasis in favor of the proposed transaction. Information concerning Ligand’s directors and executive officers is set forth in Ligand’s proxy statement for its 2009 annual meeting of stockholders, which was filed with the SEC on April 29, 2009, and annual report on Form 10-K filed with the SEC on March 16, 2009.

Item 9.01	Financial Statements and Exhibits

The following exhibits are attached to this Current Report on Form 8-K:

(d) Exhibits.

Exhibit No.	Description

10.1	Agreement and Plan of Merger, dated as of October 26, 2009, by and among Ligand Pharmaceuticals Incorporated, Metabasis Therapeutics, Inc., and Moonstone Acquisition, Inc.

10.2	Form of Roche Contingent Value Rights Agreement

10.3	Form of TR Beta Contingent Value Rights Agreement

10.4	Form of Glucagon Contingent Value Rights Agreement

10.5	Form of General Contingent Value Rights Agreement

10.6	Form of Voting Agreement, dated October 26, 2009, entered into with Ligand Pharmaceuticals Incorporated by each of MPM BioVentures II-QP, L.P., InterWest Partners VII, L.P. and all of Metabasis’ directors and officers in their capacities as stockholders, and certain affiliates and related parties of such persons

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties. Ligand cautions readers that any forward-looking information is not a guarantee of future performance and actual results could differ materially from those contained in the forward-looking information. Words such as “will,” “potential,” and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, but are not limited to, the expected timing of closing the merger, the possibility of payments being made under the CVR agreements, and other statements that are not historical facts. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are the risks that payment events which would produce proceeds for the CVR holders may not occur soon, or ever; the anticipated synergies and benefits from the transaction may not be fully realized or may take longer to realize than expected; Metabasis’ stockholders may fail to approve the merger; Ligand or Metabasis may be unable to satisfy the conditions to closing of the merger, or the merger may be otherwise delayed or ultimately not consummated; and Metabasis’ product candidates may have unexpected adverse side effects or inadequate therapeutic efficacy. Additional important factors that may affect future results are detailed in Ligand’s and Metabasis’ filings with the SEC, including each company’s recent filings on Forms 10-K and 10-Q, or in information disclosed in public conference calls, the date and time of which are released beforehand. Ligand disclaims any obligation to update these forward-looking statements beyond the date of this release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGAND PHARMACEUTICALS INCORPORATED

Date: October 27, 2009

	By:	/s/ CHARLES S. BERKMAN
	Name:	Charles S. Berkman
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement and Plan of Merger, dated as of October 26, 2009, by and among Ligand Pharmaceuticals Incorporated, Metabasis Therapeutics, Inc., and Moonstone Acquisition, Inc.

10.2	Form of Roche Contingent Value Rights Agreement

10.3	Form of TR Beta Contingent Value Rights Agreement

10.4	Form of Glucagon Contingent Value Rights Agreement

10.5	Form of General Contingent Value Rights Agreement

10.6	Form of Voting Agreement, dated October 26, 2009, entered into with Ligand Pharmaceuticals Incorporated by each of MPM BioVentures II-QP, L.P., InterWest Partners VII, L.P. and all of Metabasis’ directors and officers in their capacities as stockholders, and certain affiliates and related parties of such persons